UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2023 (September 19, 2023)

FLYWIRE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-40430	27-0690799
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

141 Tremont St #10
Boston, MA 02111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 329-4524

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	FLYW	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 19, 2023, based upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Flywire Corporation (“Flywire”), the Board appointed Gretchen Howard (“Ms. Howard”) to the Board as a Class II director, with her initial term expiring at Flywire’s 2026 annual meeting of stockholders. In connection with Ms. Howard’s appointment, and pursuant to Flywire’s bylaws, the Board has increased the number of directors from six to seven. In addition, the Board appointed Ms. Howard to serve as a member of the Compensation Committee. The Board has determined that Ms. Howard is an independent director and eligible to serve on the Compensation Committee in accordance with applicable rules of the U.S. Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market. A copy of the press release announcing the appointment of Ms. Howard is attached as Exhibit 99.1 and incorporated herein by reference.

As provided for in Flywire’s non-employee director compensation plan (the “Compensation Policy”), Ms. Howard will receive an annual cash retainer of $35,000 per year and an additional annual retainer for committee service as more fully described in Flywire’s Proxy Statement for its 2023 annual meeting of stockholders filed with the SEC on April 25, 2023 pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Proxy Statement”). Pursuant to the Compensation Policy, upon the effectiveness of her appointment, Ms. Howard was automatically granted a restricted stock unit award (the “Initial RSU”) with a fair market value of $350,000. The Initial RSU will vest in three equal annual installments on each anniversary of the date of grant provided that Ms. Howard is providing service as a member of the Board through such vesting date. Under the Compensation Policy, two days prior to the date of each Flywire annual meeting of stockholders, Ms. Howard will also be entitled to receive an annual restricted stock unit award with a fair market value of $175,000 (the “Annual RSU”). The Annual RSU will vest on the earlier of the one-year anniversary from the date of grant or Flywire’s next annual meeting of stockholders provided that Ms. Howard is providing service as a member of the Board through such vesting date. In addition, each of the Initial RSU and Annual RSU will accelerate and fully vest upon a change in control or Ms. Howard’s earlier death or disability. Flywire’s Compensation Policy is described in further detail in the Proxy Statement.

Ms. Howard and Flywire also entered an indemnification agreement requiring Flywire to indemnify Ms. Howard to the fullest extent permitted under Delaware law with respect to her service as a director. Flywire’s form of indemnification agreement was filed with the SEC on May 18, 2021 as Exhibit 10.1 to the Company’s Amended Registration Statement on Form S-1 and is incorporated herein by reference.

There are no family relationships between Ms. Howard and any of the Company’s directors or executive officers and Ms. Howard does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Flywire Corporation Press Release dated September 20, 2023.

104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLYWIRE CORPORATION

By:	/s/ Michael Ellis
Name:	Michael Ellis
Title:	Chief Financial Officer

Dated September 20, 2023